As filed with the Securities and Exchange Commission on April 7, 2006
Registration No. 333-64454

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SOLECTRON CORPORATION SOLECTRON CAPITAL TRUST I (Exact name of Registrant as specified in its charter)	Delaware Delaware (State or other jurisdiction of incorporation or organization)	94-2447045 77-0578652 (IRS Employer Identification Number)
847 Gibraltar Drive
Milpitas, CA 95035
(408) 957-8500
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Paul J. Tufano
Executive Vice President and Chief Financial Officer
Solectron Corporation
847 Gibraltar Drive
Milpitas, California 95035
(408) 957-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Daniel J. Weiser, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

     Approximate date of commencement of proposed sale to the public: Not applicable.

If	the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If	any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If	this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If	this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If	delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     On July 2, 2001, Solectron Corporation (“Solectron”) and Solectron Capital Trust I (collectively, the “Companies”) filed a registration statement on Form S-3 (Registration No. 333-64454, and, as amended on August 6, 2001 and August 29, 2001, the “Registration Statement”) covering $3,000,000,000 of Solectron’s common stock, preferred stock, senior debt securities, subordinated debt securities, junior subordinated debt securities, warrants, sock purchase contracts, stock purchase units, Solectron Capital Trust I preferred securities, and guarantees by Solectron of such preferred securities of Solectron Capital Trust I (collectively the “Securities”). The Registration Statement was declared effective on August 29, 2001.
     Pursuant to this Registration Statement, Solectron sold:
•	an aggregate of $2,200,000,000 in connection with the offering of Solectron’s 7.25% Adjustable Conversion-Rate Equity Security Units, on December 27, 2001;

•	$500,000,000 of 9.625% Senior Notes due 2009, on February 6, 2002;

•	17,109,948 shares of Solectron’s common stock at a price to the public of $82,983,247.80, on May 11, 2004; and

•	$64,269,950 of Solectron’s 7.97% Subordinated Debentures due 2006, on August 19, 2004.
     $152,746,802.20 of Securities registered pursuant to the Registration Statement remain unsold thereunder.
     The Companies no longer desire to keep the Registration Statement effective. Accordingly, and pursuant to the undertaking in Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the securities that remain unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Solectron Corporation certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on April 5, 2006.

Date: April 5, 2006	SOLECTRON CORPORATION
	By:	/s/ Warren Ligan
Warren J. Ligan
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Michael R. Cannon Michael R. Cannon	President, Chief Executive Officer and Director	April 5, 2006

/s/ Paul J. Tufano Paul J. Tufano	Executive Vice President and Chief Financial Officer	April 5, 2006

/s/ Warren J. Ligan Warren J. Ligan	Senior Vice President and Chief Accounting Officer	April 5, 2006

/s/ William A. Hasler William A. Hasler	Chairman of the Board	April 5, 2006

/s/ Richard A. D’Amore Richard A. D’Amore	Director	April 5, 2006

/s/ H. Paulett Eberhart H. Paulett Eberhart	Director	April 5, 2006

/s/ Heinz Fridrich Heinz Fridrich	Director	April 5, 2006

/s/ William R. Graber William R. Graber	Director	April 5, 2006

/s/ Paul R. Low Paul R. Low	Director	April 5, 2006

/s/ C. Wesley M. Scott C. Wesley M. Scott	Director	April 5, 2006

/s/ Cyril Yansouni Cyril Yansouni	Director	April 5, 2006

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Solectron Capital Trust I certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on April 5, 2006.

Date: April 5, 2006	SOLECTRON CAPITAL TRUST I
	By:	Solectron Corporation, as Sponsor

By:	/s/ Warren Ligan